Exhibit 99.1

 LeMaitre Q1 2021 Financial Results

BURLINGTON, MA, April 29, 2021 - LeMaitre (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q1 2021 results and announced an $0.11/share quarterly dividend.

Q1 2021 Results

●	Sales of $35.9mm, +17% (-5% organic) vs. Q1 2020
●	Op. income of $7.9mm, +83%
●	Op. margin of 22%
●	Net income of $5.9mm, +87%
●	Earnings of $0.28 per diluted share, +83%
●	EBITDA of $10.5mm, +83%
●	Debt paid down $7.0mm to $32.0mm

Sales grew in the Americas (+29%) and Asia/Pac (+25%) while Europe/Middle East/Africa (-5%) declined. Sales growth was led by Artegraft, valvulotomes and embolectomy catheters, and was partially offset by CE Mark and COVID related issues.

The gross margin decreased to 66.3% in Q1 2021 (vs. 67.0% in Q1 2020) primarily due to factory transitions and manufacturing inefficiencies. Operating expenses decreased 2% to $15.9mm in Q1 2021 (vs. $16.1mm) due to lower headcount and decreased travel.

George LeMaitre, Chairman and CEO, said, “Double-digit sales growth and restrained expenses enabled 83% bottom-line growth. And our 22% op. margin enabled us to improve the balance sheet.”

Business Outlook

Guidance
Q2 2021 Sales	$37.0mm - $40.0mm (Midpoint: $38.5mm, +55%)
Q2 2021 Gross Margin	66.7%
Q2 2021 Operating Income	$8.0mm - $10.0mm (Midpoint: $9.0mm, +85%)
Q2 2021 Earnings Per Share	$0.28 - $0.36 (Midpoint: $0.32, +86%)

Quarterly Dividend

On April 27, 2021, the Company's Board of Directors approved a quarterly dividend of $0.11/share of common stock. The dividend will be paid on June 3, 2021 to shareholders of record on May 19, 2021.

Share Repurchase Program

On February 23, 2021, the Company's Board of Directors authorized the repurchase of up to $15.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 22, 2022, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 7316629. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company's short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

The Company has also reported non-GAAP outstanding debt, which takes into account the impact of unamortized deferred financing costs. The Company believes that considering its debt in this manner provides a view of the amount owed on a cash basis.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the status of our global regulatory approvals and compliance with foreign regulatory requirements to market and sell our products outside the United States; the duration of the lapse in CE mark approval for certain of our devices; the final closure of an audit by one of our notified bodies in support of the issuance and/or maintenance of CE marks covering certain of our products or the failure of such audit to be successfully closed; the duration and severity of the impact of COVID-19 on the global economy, our customers, our suppliers and our company; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the acceleration or deceleration of product growth rates; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$23,525	$26,764
Short-term marketable securities	214	214
Accounts receivable, net	20,126	19,552
Inventory and other deferred costs	45,071	45,115
Prepaid expenses and other current assets	1,721	2,618
Total current assets	90,657	94,263

Property and equipment, net	15,200	15,036
Right-of-use leased assets	15,478	16,066
Goodwill	65,945	65,945
Other intangibles, net	57,339	58,905
Deferred tax assets	1,640	1,686
Other assets	1,110	909

Total assets	$247,369	$252,810

Liabilities and stockholders' equity

Current liabilities:
Current portion of long-term debt	$2,750	$2,500
Accounts payable	2,561	2,394
Accrued expenses	14,365	17,525
Acquisition-related obligations	776	772
Lease liabilities - short-term	1,848	1,954
Total current liabilities	22,300	25,145

Long-term debt	28,485	35,532
Lease liabilities - long-term	14,360	14,791
Deferred tax liabilities	124	127
Other long-term liabilities	4,575	4,643
Total liabilities	69,844	80,238

Stockholders' equity
Common stock	221	221
Additional paid-in capital	117,236	114,924
Retained earnings	74,221	70,554
Accumulated other comprehensive loss	(2,463)	(1,525)
Treasury stock	(11,690)	(11,602)
Total stockholders' equity	177,525	172,572

Total liabilities and stockholders' equity	$247,369	$252,810

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 31, 2021	March 31, 2020

Net sales	$35,883	$30,551
Cost of sales	12,084	10,068

Gross profit	23,799	20,483

Operating expenses:
Sales and marketing	6,466	7,945
General and administrative	6,544	5,191
Research and development	2,844	2,994
Total operating expenses	15,854	16,130

Income from operations	7,945	4,353
Other income:
Interest income	1	105
Interest expense	(577)	-
Foreign currency gain (loss)	124	(178)

Income before income taxes	7,493	4,280

Provision for income taxes	1,564	1,106

Net income	$5,929	$3,174

Earnings per share of common stock
Basic	$0.29	$0.16
Diluted	$0.28	$0.16

Weighted - average shares outstanding:
Basic	20,546	20,168
Diluted	20,847	20,438

Cash dividends declared per common share	$0.110	$0.095

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended
	March 31, 2021		March 31, 2020
	$	%	$	%
Net Sales by Geography
Americas	$23,699	66%	$18,336	60%
Europe/Middle East/Africa	9,862	27%	10,350	34%
Asia/Pacific Rim	2,322	7%	1,865	6%
Total Net Sales	$35,883	100%	$30,551	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended March 31, 2021
Net sales as reported	$35,883
Impact of currency exchange rate fluctuations	(947)
Net impact of acquisitions excluding currency	(5,832)
Adjusted net sales		$29,104

For the three months ended March 31, 2020
Net sales as reported	$30,551
Adjusted net sales		$30,551

Adjusted net sales decrease for the three months ended March 31, 2021		$(1,447)	-5%

Reconciliation between GAAP and non-GAAP debt outstanding:
As of March 31, 2021
Debt as reported	$31,235
Add back unamortized deferred financing costs	765
Adjusted debt outstanding		$32,000

	For the three months ended
	March 31, 2021	March 31, 2020
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$5,929	$3,174
Interest (income) expense, net	576	(105)
Amortization and depreciation expense	2,388	1,538
Provision for income taxes	1,564	1,106

EBITDA	$10,457	$5,713

EBITDA percentage increase		83%